APPL'N. NO  709 529             REGISTRATION NO. TMA442,700


FILING DATE:        13 JULY 1992

REGISTRATION DATE:		12  MAY 1995

REGISTRANT:

GEMINI LEARNING SYSTEMS INC,
NUMBER 1750,101 SIXTH AVENUE SOUTH
WEST,
CALGARY,
ALBERTA
T2P3P4

REP FOR SERVICE:
PAUL J. DUNN,
306 TENTH STREET NORTH WEST,
CALGARY,
ALBERTA T2N 1V8

TRADE MARK

SWIFT

WARES
1) Software namely; computer based educational software.




SERVICES:
(1) Operation of a business dealing in the development of educational software to end user specifications.

Used in Canada since MAR 1990 on wares and on services.

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Consumer and
Corporate Affairs Canada

Trade-marks

CERTIFICATE OF
REGISTRATION





                                                                    442700


I hereby certify that the trade-mark identified in the attached extract from the register of trade-marks has been registered as appears therefrom, and that the said extract is a true copy of the record of its registration.



In accordance with the provisions of the Trade-marks Act, this trade-mark is subject to renewal every 15 years from the registration date shown on the attached extract.





                                             							MAY 12, 1995
								                                            Date


                                                   (ILLEGABLE SIGNATURE)
                                                   Registrar of Trade-marks


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